SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 31, 1999


                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                        0-16375                 94-3018487
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100
          (Address and telephone number of principal executive offices)


Item 5.  Other Events

On July 30, 1999, at a special meeting of the stockholders of THERMOGENESIS CORP. ("Company"), the stockholders approved an amendment to the Company's Certificate of Incorporation to eliminate the mandatory repurchase rights granted to stockholders of the Series A redeemable convertible preferred stock. The amendment to the Certificate of Incorporation to eliminate the mandatory repurchase rights granted to stockholders of the Series A redeemable convertible preferred stock was one of three proposals brought to the stockholders for approval. Following approval of proposal one, the special meeting was continued until August 13, 1999, with respect to the remaining two proposals dealing with
(a) an amendment to the Company's Certificate of Incorporation to adopt a one-for-two share consolidation, which may be implemented in the future at the Board's discretion, and (b) an amendment to the Company's Certificate of Incorporation to adopt a one-for-four share consolidation, which may be implemented in the future at the Board's discretion, on an either-or basis with respect to proposals two and three.

The amendment to the Company's Certificate of Incorporation to eliminate the mandatory repurchase rights granted to stockholders of the Series A redeemable convertible preferred stock was sought in light of a letter from The Nasdaq SmallCap Market which stated that based on the Company's Form 10-Q for the quarter ended March 31, 1999, the Company failed to meet The Nasdaq SmallCap Market's maintenance criteria of (a) net tangible assets of $2,000,000; (b) market capitalization of $35,000,000 or (3) net income of $500,000 in the most recently completed fiscal year or in two of the last three completed fiscal years. In computing the Company's net tangible assets, The Nasdaq SmallCap

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Market treated the Company's Series A redeemable  convertible preferred stock as debt because of the repurchase rights. By approving the elimination of the repurchase rights by the stockholders, the Company's Series A Convertible Preferred Stock is now treated as equity to satisfy the Nasdaq SmallCap Market net tangible assets maintenance requirement.

The following table sets forth (i) the capitalization of the Company [unaudited] as of March 31, 1999, and (ii) the pro forma capitalization [unaudited] as of that date, after giving effect to the removal of the mandatory redemption provision of the Series A redeemable convertible preferred stock. This filing is being made for the sole purpose of meeting the maintenance requirements of The Nasdaq SmallCap Market. The pro forma capitalization is not indicative of what the Company's capitalization will be in the future.



                                                       As of March 31, 1999 (unaudited)

                                                           Actual      Adjustments        Pro Forma

Redeemable convertible preferred stock, 1,200,000       $ 6,188,929   $(6,188,929)(1)           --
     shares authorized; 1,044,000 issued and
     outstanding at March 31, 1999 ($6,655,500
     aggregate involuntary liquidation value at
     March 31, 1999)

Shareholders'equity:
Convertible preferred stock,$.001 par value                      --        $1,044 (1)       $1,044
       1,200,000 shares authorized; 1,044,000 issued
       and outstanding ($6,655,500 aggregate
       involuntary liquidation value at
       March 31, 1999)
Preferred stock, $.001 par value; 800,000 shares                 --            --               --
      authorized; no shares issued and outstanding

Common stock, $.001 par value; 50,000,000 shares             19,125            --           19,125
     authorized; 19,123,846 issued and outstanding
     at March 31, 1999 (18,925,669 at June 30,
    1998)
Paid in capital in excess of par                         30,263,551    $6,028,885       36,292,436

Accumulated deficit                                     (29,788,214)     $159,000 (2)  (29,629,214)
                                                       ------------                    -----------
     Total shareholders' equity                            $494,462                     $6,683,391
                                                           ========                     ==========


(1) Shareholder approval to remove the repurchase right provision of the redeemable convertible preferred stock was received on July 30, 1999.

(2) Reversal of the accretion of redeemable convertible preferred stock.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 4, 1999               THERMOGENESIS CORP.
                                    a Delaware Corporation

                                    PHILIP H. COELHO

                                    Philip H. Coelho, Chairman & CEO